SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


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                      THE FLIGHT INTERNATIONAL GROUP, INC.
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                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


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                   (NAME OF PERSON(S) FILING PROXY STATEMENT,
                          IF OTHER THAN THE REGISTRANT)


Payment of Filing Fee (Check the appropriate box):

[ ]   No fee required.

[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies: n/a

(2) Aggregate number of securities to which transaction applies: n/a

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction: $6,500,000

(5) Total fee paid: $1,300.00

      [X] Fee paid previously with preliminary materials.

      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount previously paid: $1,300.00

      (2) Form, Schedule or Registration Statement No.: Preliminary Proxy Statement

      (3) Filing party: The Flight International Group, Inc.

      (4) Date filed: June 10, 2002


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                      THE FLIGHT INTERNATIONAL GROUP, INC.
                                 One Lear Drive
                 Newport News/Williamsburg International Airport
                          Newport News, Virginia 23602

            NOTICE OF ADJOURNMENT OF SPECIAL MEETING OF SHAREHOLDERS

         NOTICE IS HEREBY GIVEN that at the special meeting of the shareholders of The Flight International Group, Inc. (the "Company") to be held at 9:30 A.M., local time, at 200 Park Avenue, 42nd Floor, New York, NY 10166, on December 10, 2002, the Company will cause a motion to be made to adjourn the meeting until December 17, 2002. The reconvened meeting will be held on December 17, 2002, at 9:30 A.M., local time, at 200 Park Avenue, 42nd Floor, New York, NY 10166, for the consideration of the approval of the Asset Purchase Agreement dated May 9, 2002, as amended to date, by and among the Company, its wholly-owned subsidiaries and VTF Corporation ("VTF"), pursuant to which VTF (or its permitted assignees) will acquire substantially all of the assets and assume certain specified liabilities of the Company and its wholly-owned subsidiaries. The record date for the meeting has not changed by virtue of the anticipated adjournment and remains November 13, 2002. A copy of the Company's definitive proxy statement with respect to the special meeting was sent to each shareholder of the Company on November 27, 2002. The Company has issued a press release on December 6, 2002 concerning these matters. A copy of the press release is attached hereto as Annex A. For more information, please contact: Ann Campbell, Secretary of The Flight International Group, Inc. at 757.886.5605.

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                                     ANNEX A

           THE FLIGHT INTERNATIONAL GROUP, INC. ANNOUNCEMENT REGARDING
                    THE SPECIAL MEETING OF ITS SHAREHOLDERS

NEWPORT NEWS, VIRGINIA - December 6, 2002 - The Flight International Group, Inc., an aviation services company that performs military training services using specially modified commercial aircraft, principally under contract with the United States Department of Defense other government agencies and foreign countries, operating through its direct subsidiaries (the "Company"), announced today that at the special meeting of its shareholders to be held at 9:30 a.m., at 200 Park Avenue, 42nd Floor, New York, NY 10166, on December 10, 2002 the Company will cause a motion to be made to adjourn the meeting until December 17, 2002. The reconvened meeting will be held on December 17, 2002, at 9:30 a.m., at 200 Park Avenue, 42nd Floor, New York, NY 10166, for the consideration of the approval of the Asset Purchase Agreement dated May 9, 2002, as amended to date, by and among the Company, its wholly-owned subsidiaries and VTF Corporation ("VTF"), pursuant to which VTF (or its permitted assignees) will acquire substantially all of the assets and assume certain specified liabilities of the Company and its wholly-owned subsidiaries. VTF has indicated to the Company that it will extend the date on which it would have the right to terminate the Asset Purchase Agreement from December 16, 2002 to December 18, 2002. A copy of the Company's definitive proxy statement with respect to the Special Meeting was filed with the Securities and Exchange Commission on November 27, 2002, and is available online at www.sec.gov.

Certain of the above statements contained in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results, events and circumstances (including future performance, results and trends) could differ materially from those set forth in such statements due to various factors, risks and uncertainties. The Company has no duty and undertakes no obligation to update such statements.

FOR MORE INFORMATION, PLEASE CONTACT:

Ann Campbell, Secretary of The Flight International Group, Inc. at 757.886.5605.